SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 8, 2003

MANDALAY RESORT GROUP
(Exact Name of Registrant as specified in its charter)

Nevada	1-8570	88-0121916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (702) 632-6700

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION INCLUDED IN THIS REPORT

Item 11.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Currently the Recordkeeper for the Mandalay Resort Group Employees’ Profit Sharing and Investment Plan (the “Plan”) is Mellon HR Solutions and the Trustee is Wells Fargo Retirement Plan Services (“Wells Fargo”).  In order to consolidate to one service provider, Mandalay Resort Group (the “Company”) has engaged Wells Fargo to administer both the Recordkeeping and Trustee functions for the Plan.  To insure an accurate transfer of prior Plan records, participants will be prohibited from initiating investment elections or investment transfers within the Plan during the period beginning at 1:00 PM Pacific Time on October 28, 2003 and ending during the week ending November 22, 2003 (the “Blackout Period”).  The Company’s Common Stock, $.01-2/3 par value, will be subject to the Blackout Period.

During the Blackout Period, the Plan’s participants will be unable to access their Plan accounts, direct or diversify the assets held in their Plan accounts, change their deferral rate (if applicable), or request any type of distribution.

The name, address and telephone number of the person designated by the Company to respond to inquiries about the Blackout Period (the “Contact Person”) are as follows:

Les Martin
Vice President and Chief Accounting Officer
Mandalay Resort Group
3950 Las Vegas Blvd. South
Las Vegas, NV  89119
(702) 632-6820

By calling the Contact Person at the telephone number listed above or by writing to him at the address listed above, (i) a director or an executive officer of the Company may obtain, without charge, information as to whether the Blackout Period has ended, and (ii) during the Blackout Period and for a period of two years after the ending date of the Blackout Period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the Blackout Period.

The Company received the notice relating to the Blackout Period required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 on September 8, 2003.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MANDALAY RESORT GROUP

	By:	/s/ LES MARTIN
Dated: September 8, 2003	Les Martin
Vice President, Chief Accounting Officer and Treasurer